Exhibit 99.1

Enova International Appoints New Chief Financial Officer

Seasoned Financial Services Executive Steve Cunningham Joins Enova

CHICAGO (June 20, 2016) – Enova International (NYSE: ENVA) today announced that Steve Cunningham is joining the leading financial technology company as Chief Financial Officer. A veteran financial services executive, Cunningham joins Enova from Discover Financial Services, where he most recently served as Executive Vice President and Chief Risk Officer for Discover’s $8.7 billion direct banking and payment services business. Cunningham brings with him an extensive background in corporate finance, treasury, financial planning and analysis, tax, investor relations, capital markets and risk management, along with a shared vision for providing direct lending and financing solutions for consumers and small businesses.

“It is great to have Steve joining Enova at this exciting time as we focus our efforts on growth in our key new initiatives and continue to deliver great results in our proven businesses,” said David Fisher, Enova’s Chief Executive Officer. “Steve’s experience will be essential as we continue to grow.”

“I was attracted to Enova’s entrepreneurial culture,” said Cunningham, “and I am impressed by Enova’s strategy and the clear vision to serve customers and close the world’s credit gap. This is a talented, results-oriented company, and I’m thrilled to be joining the team.”

Cunningham, whose role is effective immediately, will report to Enova CEO David Fisher and will lead all of the company’s financial operations. He will succeed Rob Clifton, who has served as Enova’s CFO since its spin-off from Cash America. Clifton will remain at Enova as Chief Accounting Officer, where his deep knowledge and experience in consumer lending operations will be vital as Enova grows its product and service offerings.

Most recently as Discover’s Chief Risk Officer, Cunningham built the company’s risk organization and was responsible for enterprise risk management, compliance, oversight of credit, and operational, market and liquidity risk, as well as Discover’s capital planning program.

He joined Discover as its Corporate Treasurer in 2010, where he was responsible for developing and executing the company’s liquidity, market risk and capital management strategies. Prior to Discover, Cunningham was the CFO of Harley-Davidson Financial Services, a $7 billion receivables business, and spent eight years at Capital One Financial in various corporate and line of business finance leadership positions, including CFO for the Auto Finance segment, a $20 billion receivables business, and CFO for the company’s banking segment. Cunningham also has experience as a bank regulator with the FDIC, giving him insights into the highly regulated environment in which Enova operates.

Cunningham received a bachelor’s degree in Corporate Finance and Investment Management from the University of Alabama and an MBA from George Washington University. He also holds the professional designation of Chartered Financial Analyst (CFA).

For further information:

Public Relations Contact: Caroline Vasquez, Email: media@enova.com;

Investor Relations Contact: Monica Gould, Office: (212) 871-3927, Email: IR@enova.com

About Enova

Enova (NYSE: ENVA) is a leading provider of online financial services to non-prime consumers and small businesses, providing access to credit powered by its advanced analytics, innovative technology, and world-class online platform and services. Enova has provided over four million customers around the globe access to more than $17 billion in loans and financing. The financial technology company has a portfolio of trusted brands serving consumers, including CashNetUSA®, DollarsDirect®, NetCredit, On Stride Financial®, Pounds to Pocket®, QuickQuid® and Simplic®; two brands serving small businesses, Headway Capital® and The Business Backer®; and offers online lending platform services to lenders. Through its Enova Decisions® brand, it also delivers on-demand decision-making technology and real-time predictive analytics services to clients. You can learn more about the company and its brands at www.enova.com.